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                                                                     EXHIBIT 5.3


File No.  192593                                                KEVIN E. JOHNSON
                                                    Direct Phone: (403) 267-8250
                                          E-mail: kevin.johnson@macleoddixon.com


                                                                  Margaret Hatch
                                                                       Assistant
                                                    Direct Phone: (403) 267-8251
                                         E-mail: margaret.hatch@macleoddixon.com



June 8, 2004


Paramount Resources Ltd.
4700 Bankers Hall West
888 - 3rd Avenue SW
Calgary, AB  T2P 5C5

Ladies and Gentlemen:

                          RE: PARAMOUNT RESOURCES LTD.

     We hereby consent to the references to our firm name in the prospectus included in the Registration Statement on Form F-10 to be filed with the United States Securities and Exchange Commission relating to the offering of up to US$300,000,000 of debt securities by Paramount Resources Ltd. under the headings "Description of Debt Securities - Enforceability of Judgments" and "Legal Matters". In giving this consent we do not hereby admit that we come within the category of persons whose consent is required by the Securities Act 1933 or the rules and regulations promulgated thereunder.


                                                Yours truly,

                                                MACLEOD DIXON LLP

                                                "KEVIN E. JOHNSON"

                                                Kevin E. Johnson